UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No.1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 26, 2016
(Date of earliest event reported)	July 25, 2016

ONE Gas, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 East Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 947-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A amends the Form 8-K filed on July 25, 2016, which contained a missing exhibit. This Current Report on Form 8-K/A contains the Exhibit 3.1, “Amended and Restated By-laws of ONE Gas, Inc.” No other changes were made to this form.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws

On and effective July 25, 2016, our Board of Directors approved and adopted amended and restated By-laws of the same date (the "Amended and Restated By-laws"), amending certain provisions of our existing By-laws. The Amended and Restated By-laws include certain enhancements and modernizing changes to the existing By-laws.

The following summary of the amendments is qualified in its entirety by reference to the text of our Amended and Restated By-laws, a copy of which is filed as Exhibit 3.1 to this report, and its terms are incorporated herein by reference.

•
Article II, Section 2.04(d) of the existing By-laws has been updated to provide that the Chairman of the Board or the individual designated as the presiding officer at any shareholders’ meeting may adjourn the meeting to another time and/or location, whether or not a quorum is present.

•	Article II, Section 2.06(e) of the existing By-laws has been amended to provide that stock exchange rules may modify the applicable vote standard for shareholder action.

•
Article III, Section 3.03(b) of the existing By-laws has been amended to require that a director retire no later than immediately prior to the annual meeting of shareholders following his or her 73rd birthday, rather than requiring a director to retire on the exact date of his or her 73rd birthday.

•
Article III, Section 3.03(c) of the existing By-laws has been amended to require that no individual nominated by a shareholder pursuant to clause (ii) of Article III, Section 3.03(c) shall be eligible for election as a director unless the individual complies with the information requirements of Section 3.03(e).

•
Article III, Section 3.03(d) of the existing By-laws has been amended to require that any individual nominated by a shareholder for election to our Board of Directors agree that such nominee (a) will not enter into an agreement with any person as to how the nominee will act or vote on any issue or question, (b) will not enter into any agreement with respect to compensation of the nominee that is not disclosed to us, (c) will agree to comply with all of our applicable publicly disclosed confidentiality, corporate governance, conflict of interest, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Company as well as Regulation FD, and (d) will provide a completed Director and Officer questionnaire as part of the notice nominating such nominee (and that we will provide the nominating shareholder with such form of questionnaire promptly upon request).

•
Article III, Section 3.03(e) has been added to require any individual nominated by a shareholder for election to our Board of Directors to provide information reasonably requested by us in order to determine whether such individual qualifies to serve as an independent director.

•
Article III, Section 3.04 of the existing By-laws has been updated to clarify that director resignations may be effective at a future time or upon the happening of some event, such as acceptance of the resignation by our Board of Directors.

•	Article III, Section 3.07(a) of the existing By-laws has been amended to provide that a director chosen to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred, and that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

•
Article III, Section 3.11(a) of the existing By-laws has been amended to provide that special board meetings may be called by directors constituting a quorum of our Board of Directors rather than any three directors.

•
Article III, Section 3.11(b) of the existing By-laws has been updated to clarify that notice of a special meeting of a committee is only required to be given to the members of the committee, not the entire Board of Directors.

•
Article IV, Section 4.03 of the existing By-laws has been amended to provide that our Chief Executive Officer is elected by the affirmative vote of a majority of the Board of Directors, rather than by 80 percent of our Board of Directors.

•
References to “chairman of the meeting” in various sections of our existing By-laws were changed to “the presiding officer of the meeting” for consistency, and a few minor changes such as capitalization of section titles were also made.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number		Description

3.1		Amended and Restated By-laws of ONE Gas, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date:	July 26, 2016	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-laws of ONE Gas, Inc.

5